                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-10157 of The Dial Corporation on Form S-8 of our report dated June 7, 1999, appearing in the Annual Report on Form 11-K of The Dial Corporation 401(k) Plan for Hourly Employees for the eleven-month period ended November 30, 1998.

\s\ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Phoenix, Arizona
June 7, 1999


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